Exhibit 10.16

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT, dated as of [•], 2023 (this “Contribution Agreement”), is entered into by and between TKO Operating Company, LLC (f/k/a Zuffa Parent, LLC), a Delaware limited liability company (“HoldCo”), TKO Group Holdings, Inc. (f/k/a New Whale Inc.), a Delaware corporation (“New PubCo”) and, solely for purposes of Section 4 and Section 5, Endeavor Group Holdings, Inc. (“EDR”). Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Transaction Agreement (as defined below).

WHEREAS, reference is hereby made to that certain Transaction Agreement, dated as of April 2, 2023, by and among EDR, Endeavor Operating Company, LLC, HoldCo, World Wrestling Entertainment, Inc., New PubCo and Whale Merger Sub Inc. (the “Transaction Agreement”);

WHEREAS, in furtherance of the transactions contemplated by the Transaction Agreement, World Wrestling Entertainment, Inc. will undergo the Conversion, pursuant to which it will be converted to a Delaware limited liability company and renamed “[World Wrestling Entertainment, LLC]” (“WWE LLC”);

WHEREAS, following the Conversion, WWE LLC will distribute the WWE Cash Amount to New PubCo pursuant to Section 1.7 of the Transaction Agreement (the “WWE Cash Distribution”);

WHEREAS, effective immediately following the WWE Cash Distribution (the “Contribution Time”), New PubCo desires to contribute, assign, grant, transfer, convey, set over and deliver, without reservation of any kind, all of the issued and outstanding membership interests in WWE LLC (the “Contributed Interests”), and HoldCo desires to accept New PubCo’s right, title and interest in and to all of the Contributed Interests, in exchange for the issuance to New PubCo of membership interests of HoldCo (“Membership Interests”) representing approximately 49% of the Membership Interests outstanding on a Fully-Diluted Basis after giving effect to the issuance of Membership Interests in connection with such contribution, with the exact number of Membership Interests issued to be calculated in accordance with the last sentence of Section 1.9 of the Transaction Agreement (such contribution, the “Contribution”); and

WHEREAS, concurrently with the Contribution, New PubCo will adopt, as a member of HoldCo, the HoldCo Operating Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements in this Contribution Agreement, and intending to be legally bound, the parties hereto hereby agree as follows:

1. Contribution. On the terms and subject to the conditions of this Contribution Agreement, effective as of the Contribution Time, New PubCo hereby contributes, assigns, grants, transfers, conveys, sets over and delivers, without reservation of any kind, to HoldCo all of the Contributed Interests, and HoldCo agrees to accept New PubCo’s right, title and interest in and to the Contributed Interests, in exchange for [______] Membership Interests (the “WWE Transfer Consideration”).

2. Representations and Warranties of New PubCo. New PubCo hereby represents and warrants to HoldCo as follows, in each case, as of the time of execution of this Contribution Agreement and as of the Contribution Time:

(a) Due Organization and Authority. New PubCo is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the necessary corporate power and authority to enter into and to perform its obligations under this Contribution Agreement.

(b) Validity of Contribution Agreement. New PubCo has taken all actions necessary in order to execute, deliver and perform this Contribution Agreement and to consummate the transactions contemplated hereby. This Contribution Agreement has been duly executed and delivered by New PubCo and, assuming due execution and delivery by HoldCo, constitutes the valid and binding agreement of New PubCo, enforceable against New PubCo in accordance with its terms, subject to the Enforceability Exceptions.

(c) Title to Interests. New PubCo has good title to the Contributed Interests and the Contributed Interests have not been, in whole or in part, endorsed, pledged, sold, transferred or assigned, nor has New PubCo given any person or persons any power of attorney or other authority of any kind or nature whatsoever to endorse, pledge, sell, transfer or assign such Contributed Interests.

3. Representations and Warranties of HoldCo. HoldCo hereby represents and warrants to New PubCo as follows, in each case, as of the time of execution of this Contribution Agreement and as of the Contribution Time:

(a) Due Organization and Authority. HoldCo is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the necessary corporate power and authority to enter into and to perform its obligations under this Contribution Agreement.

(b) Validity of Contribution Agreement. HoldCo has taken all actions necessary in order to execute, deliver and perform this Contribution Agreement and to consummate the transactions contemplated hereby. This Contribution Agreement has been duly executed and delivered by HoldCo and, assuming due execution and delivery by New PubCo, constitutes the valid and binding agreement of HoldCo, enforceable against HoldCo in accordance with its terms, subject to the Enforceability Exceptions.

4. Tax Treatment. The parties agree as follows for U.S. federal (and applicable state and local) income tax purposes that the Contribution will be treated in the manner provided in Section 6.14(b) of the Transaction Agreement (and, for the avoidance of doubt, that Tax Returns reporting such transactions shall be prepared in a manner consistent with Section 6.14, as applicable).

5. Further Assurances. The parties agree to (and to cause their respective Affiliates to) execute, or cause to be executed, any and all agreements, documents and instruments of transfer, assignment, assumption or novation and perform such other acts as may be reasonably necessary or expedient to further the purposes of this Contribution Agreement and the Contribution.

6. Miscellaneous. This Contribution Agreement and the Transaction Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties hereto, with respect to the subject matter hereof and thereof. Sections 10.1 (Amendment), 10.2 (Waiver), 10.4 (Entire Agreement; Counterparts), 10.5 (Applicable Laws; Jurisdiction; Specific Performance; Remedies), 10.6 (Assignability), 10.7 (No Third-Party Beneficiary), 10.9 (Severability), 10.14 (Construction) and 10.16 (Non-Recourse) of the Transaction Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Remainder of page left intentionally blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be executed as of the date first written above.

TKO GROUP HOLDINGS, INC.

By:
Name:
Title:

Acknowledged and Agreed:

TKO OPERATING COMPANY, LLC

By:
Name:
Title:

Solely for purposes of Section 4 and Section 5:

ENDEAVOR GROUP HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Contribution Agreement]